UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/20/2010

Thomas Properties Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-50854

Delaware	20-0852352
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

515 South Flower Street,Sixth Floor, Los Angeles, California
(Address of principal executive offices, including zip code)

213-613-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Thomas Properties Group, Inc. (the "Company") issued a press release today in response to the letter of July 7, 2010 from the Weisman Group, a copy of which is furnished as an exhibit to this Form 8-K and incorporated herein by reference.

The press release includes the following statement from James A. Thomas, the Company's Chairman, President and Chief Executive Officer: "Our Board appreciates the interest of the Weisman Group in our company, as it does all of its stockholders. At this time, the Board of Directors is focused on the strategic plan being implemented by management and does not believe that it is the right time to entertain discussions of the nature suggested in the Weisman Group's letter. The Board of Directors is supportive of the actions that the company has taken and is taking to deleverage our portfolio and replace near term loan maturities to better position the company for the future. We believe these and other strategic activities will contribute to unlocking the inherent value of the company and benefit all stockholders for the long term."

Information in this Form 8-K furnished pursuant to Item 7.01, including the exhibit related thereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information and exhibit furnished with this Form 8-K shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Properties Group, Inc.

Date: July 20, 2010	By:	/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Thomas Properties Group, Inc. dated July 20, 2010